Exhibit 4.1

COMMON STOCK                                               COMMON STOCK
  NUMBER                                                    SHARES______
CB______
                                    RECOTON(Registration Mark)


                              RECOTON CORPORATION

INCORPORATED UNDER THE LAWS                                CUSIP 756268 10 8
 OF THE STATE OF NEW YORK                   SEE REVERSE FOR CERTAIN DEFINITIONS


THIS CERTIFIES THAT __________________________




IS THE OWNER OF ______________________________


       FULLY PAID AND NON-ASSESSABLE SHARES OF THE PAR VALUE OF $.20 EACH,
                             OF THE COMMON STOCK OF


                              RECOTON CORPORATION

transferable on the books of the Corporation by the owner hereof in person or by duly authorized attorney upon surrender of this certificate properly endorsed.

     This certificate is not valid unless countersigned by the Transfer Agent and registered by the Registrar.


     WITNESS the facsimile seal of the Corporation and the facsimile signatures of its duly authorized officers.


                              CERTIFICATE OF STOCK
     Dated:  ____________


     /s/ Robert L. Borchardt                 /s/ Herbert H. Borchardt


      CO-CHAIRMAN, PRESIDENT                           CO-CHAIRMAN

                              RECOTON CORPORATION
                                   CORPORATE
                                      SEAL
                                      1936
                                    NEW YORK

Countersigned and Registered:
               CHEMICAL BANK
               (New York, New York)

                                   Transfer Agent and Registrar

                              Authorized Signature

                              RECOTON CORPORATION
     THE CORPORATION WILL FURNISH WITHOUT CHARGE TO EACH STOCKHOLDER WHO SO REQUEST, THE POWERS, DESIGNATIONS, PREFERENCE AND RELATIVE, PARTRICIPATING, OPTIONAL OR OTHER SPECIAL RIGHTS OF EACH CLASS OF STOCK OR SERIES THEREOF OF THE COPRORATION, AND THE QUALIFICATIONS, LIMITATIONS OR RESTRICTIONS OF SUCH PREFERENCES AND/OR RIGHTS, SUCH REQUEST MAY BE MADE TO THE CORPORATION OR THE TRANSFER AGENT.
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     The following abreviations, when used in the inscription on the face of this certificate, shall be construed as though they were written out in full according to applicable laws or regulations.

TEN COM - as tenant in common           UNIF GIFT MIN ACT- _________________
TEN ENT - as tenants by the entireties                         (cust)
JT TEN -  as joint tenants with right
         of survivorship and not as     Custodian____________________________
         tenants in common                                  (Minor)

                                        under Uniform Gifts to Minors
                                        Act__________________________
                                                  (State)

     Additional abbreviations may also be used though not in the above list.

               For Value received, ________________ hereby sell, assign and transfer unto

Please insert social security or other
identifying number of assignee

--------------------------------

             Please print or typewrite name and address of assignee

==============================================================================
_____________________________________________________________Shares of the
capital stock represented by the within Certificate, and do hereby irrevocably constitute and appoint____________________________________ Attorney to transfer the said stock on the books of the within-named Corporation with full power of substitution in the premises.

Dated, _________________________X________________________________
                                X________________________________ NOTICE: THE
                                 SIGNATURE(S) TO THIS ASSIGNMENT MUST CORRESPOND WITH THE NAMES (S) AS WRITTEN UPON THE FACE OF THE CERTIFICATE, IN EVERY PARTICULAR, WITHOUT ALTERATION OR ENLARGEMENT, OR ANY CHANGE WHATEVER.

           SIGNATURES GUARANTEED:___________________________________________
                                 THE SIGNATURE(S) SHOULD BE GUARANTEED BY AN
                                 ELIGIBLE GUARANTOR INSTITUTION, (BANKS
                                 STOCKBROKERS, SAVINGS AND LOAN ASSOCIATIONS AND CREDIT UNIONS WITH MEMBERSHIP IN AN APPROVED SIGNATURE GUARANTEE MEDALLION PROGRAM), PURSUANT TO S.E.C. RULE 17Ad-15.

     This certificate also evidences and entities the holder hereof to certain Rights as set forth in the Rights Agreement between Recoton Corporation (the "Company") and the Chemical Mellon Shareholders Services, L.L.C. dated as of October 27, 1995 (the "Rights Agreement"), the terms of which are hereby incorporated herein by reference and a copy of which is on file at the principal offices of the Company. Under certain circumstances, as set forth in the Rights Agreement, such Rights will be evidenced by separate certificates and will no longer be evidenced by this certificate. The Company will mail to the holder of this certificate a copy of the Rights Agreement, as in effect on the date of mailing, without charge promptly after receipt of a written request therefor. Under certain circumstances set forth in the Rights Agreement, Rights issued to, or held by, an Person who is, was or becomes an Acquiring Person, or any Affiliate or Associate thereof (as such terms are defined in the Rights Agreement), whether currently held by or on behalf of such Person or by an subsequent holder, may become null and void.